Exhibit 99.1

Contact:	Peter N. Kellogg	Patrick E. Flanigan III
	EVP, Chief Financial Officer	CVP, Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9811	(908) 673-9969

CELGENE PRICES $3 BILLION OF SENIOR UNSECURED NOTES

SUMMIT, NJ – (November 1, 2017) – Celgene Corporation (NASDAQ: CELG) today announced the successful pricing of three series of senior unsecured notes for an aggregate principal amount of $3,000 million. Of these notes, $750 million will mature in 2023 and will bear interest at an annual rate of 2.750 percent, $1,000 million will mature in 2027 and will bear interest at an annual rate of 3.450 percent and $1,250 million will mature in 2047 and will bear interest at an annual rate of 4.350 percent. The 2.750 percent notes due 2023, the 3.450 percent notes due 2027 and the 4.350 percent notes due in 2047 were priced to yield 2.762 percent, 3.468 percent and 4.366 percent, respectively.

Celgene expects to use the net proceeds of this offering for the repayment, on or prior to the maturity thereof, of $1,000 million aggregate principal amount of its outstanding 2.125% senior notes and $400 million aggregate principal amount of its outstanding 2.300% senior notes, each maturing in August 2018, together with any applicable “make-whole” interest amounts thereon, with any remaining net proceeds to be used for general corporate purposes, which may include, without limitation, further development of its clinical and pre-clinical programs, capital expenditures, general corporate development activities, meeting working capital needs and share repurchases of its common stock.

Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers and representatives of the several underwriters. A copy of the preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Celgene’s effective shelf registration statement on Form S-3 (File No. 333-214279), may be obtained from any of the representatives by calling Barclays Capital Inc. at 1-888-603-5847, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533 or Morgan Stanley & Co. LLC at 1-866-718-1649.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes described herein, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the notes will be made only by means of a prospectus supplement and the accompanying base prospectus.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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